SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 4, 1999


                           Great Pee Dee Bancorp, Inc.
            -------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                     0-23521                     56-2050592
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(State or Other Jurisdiction  (Commission File Number)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)


515 Market Street, Cheraw, South Carolina                               29520
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:  (843) 537-7656
                                                     --------------



                                 Not Applicable
            ---------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.  Acquisition or Disposition of Assets
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     On November 4, 1999,  First Federal Savings and Loan Association of Cheraw,
Cheraw, South Carolina, the wholly-owned subsidiary of Great Pee Dee Bancorp, Inc., and Coastal Federal Savings Bank, Myrtle Beach, South Carolina, the wholly-owned subsidiary of Coastal Financial Corporation, entered into a definitive agreement providing for the sale of Coastal Federal Savings Bank's branch office located at 1385 Alice Drive in Florence, South Carolina. The deposits of the Florence branch office totaled approximately $23 million as of the date of the agreement.

     A copy of the definitive agreement was previously filed as an exhibit to the Form 8-K filed with the Securities and Exchange Commission by Coastal Financial Corporation on November 12, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     Financial Statements required by Section (a)(4) of this Item will be filed by amendment within 60 days after the date of this initial report on Form 8-K.












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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           GREAT PEE DEE BANCORP,
INC.


DATE: November 18, 1999              By:   /s/ Herbert W. Watts
                                           -------------------------------------
                                           Herbert W. Watts
                                           President and Chief Executive Officer